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                                                                    Exhibit 99.1




                      CONSENT OF SALOMON SMITH BARNEY INC.


Salomon Smith Barney Inc., successor to Salomon Brothers Inc and Smith
Barney Inc., hereby consents to the use of its name and each of its predecessors' name and the description of its opinion, referred to under the heading "THE REORGANIZATION-Opinion of Financial Advisor" in the Prospectus, dated December 4, 1998, contained in the Registration Statement on Form S-1 of The MIIX Group, Incorporated. By giving such consent Salomon Smith Barney Inc. does not hereby admit that (1) Salomon Smith Barney Inc. is, or either of its predecessors was, an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or (2) Salomon Smith Barney Inc. comes, or either of its predecessors came, within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.





                                                SALOMON SMITH BARNEY INC.




                                                By: /s/ Mario Torsiello
                                                   --------------------------
                                                  Name: Mario Torsiello
                                                  Title: Managing Director




December 4, 1998
New York, New York